UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

Utah	0-51012	84-2528660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 S. Arapeen Drive, Suite 300 Salt Lake City, Utah 84108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 844-926-3399

181 Dante Avenue, Tuckahoe, New York 10707
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Healthtech Solutions, Inc., a Utah corporation (the “Company”), World Reach Holdings, LLC, a Delaware limited liability company and a majority-owned subsidiary of the Company (“WR Holdings”), World Reach Health LLC, a Delaware limited liability company and a wholly-owned subsidiary of WR Holdings (“WRH”; and together with WR Holdings, the “World Reach Companies”), Healthtech Wound Care, Inc., a Delaware corporation and a majority-owned subsidiary of the Company (“HTWC”), and World Reach Med, LLC, a Delaware limited liability company, a shareholder of the Company and a lienholder over the Company and its subsidiaries (“WR Med”), have entered into several transactions as described herein, pursuant to which, among other things, the Company sold a patent and four patent applications to Papyrus Therapeutic LLC and the Company sold the World Reach Companies to Papyrus Distribution LLC.

Sale of the Company’s Patents to Papyrus Therapeutic LLC; Patent License to HTWC.

Pursuant to a Patent Purchase Agreement, dated as of June 5, 2025 (the “Patent Purchase Agreement”), by and between Papyrus Therapeutic LLC (“Papyrus Therapeutic”), as purchaser, and the Company, as seller, the Company agreed to sell to Papyrus Therapeutic one patent and four patent applications (which are listed in the table below) for a cash payment of $5,000,000. The patent and patent application sold relate to certain wound care products derived from placental membranes that are manufactured by HTWC, including DermaBind-TL, DermaBind-FM, DermaBind-CH, DermaBind-SL and DermaBind-DL. The Patent Purchase Agreement includes customary representations and warranties for a transaction of this nature, including representations regarding authority, title and validity. The transactions contemplated by the Patent Purchase Agreement closed on June 6, 2025.

Patent No.	Application No.	Application Filing Date	Country	Issue Date	Title of Patent
11944718 B1	18/083,019	December 16, 2022	U.S.A.	April 2, 2024	Compositions and Manufacture of Allograft Tissue
N/A	63/340,683	May 11, 2022	U.S.A.	N/A	Manufactured Tissue Allograft to Facilitate Wound Healing
N/A	63/357,125	June 30, 2022	U.S.A.	N/A	N/A
N/A	18/907,833	October 7, 2024	U.S.A.	N/A	N/A
N/A	18/585,133	February 23, 2024	U.S.A.	N/A	N/A

Pursuant to a Patent License Agreement, dated as of June 5, 2025 (the “Patent License Agreement”), by and between Papyrus Therapeutic, as licensor, and HTWC, as licensee, Papyrus Therapeutic granted to HTWC a perpetual, worldwide, non-exclusive, transferrable, irrevocable right and license, with rights to sublicense, to U.S. Patent Application Nos. 63/340,683 filed on May 11, 2022 and 18/083,019 filed on December 16, 2022, for the manufacture of DermaBind-TL, DermaBind-FM, DermaBind-CH, DermaBind-SL and DermaBind-DL (the “Licensed Products”). The term of the license is perpetual unless terminated in accordance with the terms of the Patent License Agreement. During the term of the Patent License Agreement, HTWC has agreed to pay Papyrus Therapeutic monthly royalties calculated based on the gross sales of the Licensed Products (provided gross sales attributable to the Licensed Products exceed a specified threshold during such month).

Sale of the World Reach Companies to Papyrus Distribution LLC.

Pursuant to a Membership Interest Purchase and Sale Agreement, dated as of June 5, 2025 (the “Membership Interest Purchase Agreement”), by and among the Company, Live For Today Ventures, LLC, a Delaware limited liability company (“LFTV”), and Redi-Med Consulting, LLC, an Indiana limited liability company (“RMC”), as the sellers, and Papyrus Distribution LLC, a Delaware limited liability company and an affiliate of Papyrus Therapeutic (“Papyrus Distribution”), as the purchaser, the sellers sold to Papyrus Distribution 100% of the issued and outstanding equity interests of WR Holdings for a base purchase price equal to $25,000,000. The base purchase price is subject to reduction for the amount of indebtedness of the World Reach Companies outstanding at the closing and other adjustments, and will be payable through an upfront payment at closing, with $10,000,000 of purchase price deferred and payable in accordance with the terms of the secured promissory notes made by Papyrus Distribution and the World Reach Companies in favor of the sellers. The Membership Interest Purchase Agreement includes customary representations and warranties for a transaction of this nature, as well as mutual indemnification obligations. The transactions contemplated by the Membership Interest Purchase Agreement closed on June 6, 2025.

The foregoing descriptions of the Patent Purchase Agreement, the Patent License Agreement and the Membership Interest Purchase Agreement are qualified in their entirety by reference to the full text of the Patent Purchase Agreement, the Patent License Agreement and the Membership Interest Purchase Agreement, copies of which are filed as Exhibits 2.1, 10.1 and 2.2 to this Current Report on 8-K and are incorporated in this Item 1.01 by reference.

Mr. Pesoli, a director and officer of the Company, is the manager-designee, officer and, indirectly, by and through LFTV, a significant shareholder of WR Holdings and WR Med, and LFTV is also a shareholder of the Company. Ms. Olmstead, a director and officer of the Company, is an officer and, indirectly, by and through RMC, a significant shareholder of WR Holdings, and RMC is also a shareholder of the Company and a member of WR Med. As a result, Mr. Pesoli and Ms. Olmstead may have a conflicting interest in certain transactions that relate to WR Holdings and WR Med. In its action approving and authorizing the Patent Purchase Agreement, the Patent License Agreement and the Membership Interest Purchase Agreement and other related transactions, the board of directors of the Company considered full disclosure of Mr. Pesoli’s and Ms. Olmstead’s conflicting interests and their related party status and Utah state law governing transactions where a conflicting interest exists that could reasonably be expected to exert an influence on the director’s judgment and requiring specific disclosures pursuant to Section 16-10a-852 of the Utah Revised Business Corporation Act. In consideration of such disclosure, a unanimity of the Company’s qualified, uninterested directors approved the transactions.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions described in Item 1.01 above, effective June 6, 2025, Jelena Olmstead, who served as chief executive officer and a director of the Company, resigned as a director, officer and employee of the Company and HTWC. In connection with Ms. Olmstead’s resignation, the Company, HTWC, Ms. Olmstead and RMC entered into a release agreement, dated as of June 5, 2025, which provides for a mutual release of claims among the parties and an agreement by the Company and HTWC to continue the indemnification obligations in Ms. Olmstead’s employment agreement for a period of two years related to certain pending and threatened litigation.

Concurrently with the resignation of Ms. Olmstead, James Pesoli, the president and a director of the Company, was appointed as the chief executive officer of the Company. In connection with the appointment of Mr. Pesoli, the Company and Mr. Pesoli entered into an amendment to Mr. Pesoli’s employment agreement.

Mr. Pesoli, 44, has served as the Company’s Senior Vice President and a director of the Company since January 2023. Mr. Pesoli has been engaged in the practice of business law since graduating law school in 2009. He also has over 10 years of experience in business management. In 2012 Mr. Pesoli co-founded Sonic Cleaning Services, LLC, which provided non-professional staff to skilled nursing and long-term care facilities throughout the Midwest. Mr. Pesoli and his partners sold that business and separated from it in 2015. In 2018 Mr. Pesoli co-founded Disruptive Media Partners, LLC, a media and entertainment consulting firm that provided financing, deal strategy and global production services to film producers and others in the entertainment industry. In 2019 Mr. Pesoli launched Munitech, LLC, an SaaS provider of e-platforms for government services. In 2020 Mr. Pesoli joined World Reach Health LLC as CEO. Mr. Pesoli graduated from The John Marshall Law School in 2009.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Patent Purchase Agreement, dated as of June 5, 2025, by and between Papyrus Therapeutic LLC, as purchaser, and Healthtech Solutions, Inc., as seller.
2.2	Membership Interest Purchase and Sale Agreement, dated as of June 5, 2025, by and among Healthtech Solutions, Inc., Live For Today Ventures, LLC, and Redi-Med Consulting, LLC, as the sellers, and Papyrus Distribution LLC, as the purchaser, with respect to 100% of the issued and outstanding equity interests of World Reach Holdings, LLC.
10.1	Patent License Agreement, dated as of June 5, 2025, by and between Papyrus Therapeutic, as licensor, and Healthtech Wound Care, Inc., as licensee.
10.2	First Amendment to Employment Agreement, dated as of June 5, 2025, by and between Healthtech Solutions, Inc. and James Pesoli.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHTECH SOLUTIONS, INC.

Date: June 13, 2025	By:	/s/ Jim Pesoli
	Name:	Jim Pesoli
	Title:	Chief Executive Officer

4